Exhibit 10.5

HilleVax, Inc.

February 8, 2021

Robert Hershberg

Re:	Employment Offer Letter

Dear Mr. Hershberg:

HilleVax, Inc. (the “Company”) is pleased to offer you a position on the terms set forth in this letter (this “Agreement”), effective as of February 8, 2021.

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DUTIES. You shall serve and shall perform such duties as are customarily associated with the position of President and Chief Executive Officer and such other duties as are assigned to you by the Board of Directors of the Company (the “Board”). You shall perform your services from your home office in Seattle, Washington. This is an exempt position. You shall devote at least seventy percent (70%) of your working time and attention to the business affairs of the Company.

•	COMPENSATION. Your initial compensation will be as follows:

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BASE SALARY. You will receive an annual base salary of $500,000 for all hours worked, less taxes, authorized withholdings and other legally required deductions; provided, however, that upon the closing of the Transactions (as defined below), your annual base salary will be adjusted to $400,000. You will be paid in accordance with the Company’s customary payroll procedures as established and modified from time-to-time.

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ANNUAL BONUS. In addition to your base salary, you may be eligible to earn, for each fiscal year of the Company ending during the term of your employment with the Company, an annual cash performance bonus under the Company’s bonus plan, as approved from time to time by the Board. Your target annual bonus will be thirty-five percent (35%) of your base salary actually paid for the year to which such annual bonus relates. Your actual annual bonus will be determined on the basis of your and/or the Company’s attainment of financial or other performance criteria established by the Board or its designee in accordance with the terms and conditions of such bonus plan. You must be employed by the Company on the date of payment of such annual bonus in order to be eligible to receive such annual bonus. You hereby acknowledge and agree that nothing contained herein confers upon you any right to an annual bonus in any year, and that whether the Company pays you an annual bonus and the amount of any such annual bonus will be determined by the Company in its sole discretion. Your annual bonus for 2021 will be prorated to reflect the portion of the year following the closing of the Transactions.

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BENEFITS. You shall be eligible to participate in all of the employee benefit plans or programs the Company generally makes available to similarly situated employees, pursuant to the terms and conditions of such plans. You will also be entitled to vacation and/or paid time off each year in accordance with Company policy and all holidays observed by the Company each year. The Company reserves the right to change compensation and benefits provided to its employees from time to time in its discretion.

•	WITHHOLDING. All amounts payable to you will be subject to appropriate payroll deductions and withholdings.

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TRANSACTIONS. For purposes of this Agreement, the “Transactions” means both (a) the closing of the Company’s proposed license agreement to be entered into between the Company and Takeda Pharmaceutical Company Limited, or any of its affiliates, related to Takeda’s norovirus vaccine candidate (coded by Takeda Pharmaceutical Company Limited as TAK-214) (the “License Agreement”) and (b) the consummation by the Company of an equity or debt financing resulting in gross proceeds to the Company of at least $75,000,000 (the “Financing”).

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EXPENSES. You will be entitled to reimbursement for all ordinary and reasonable out-of-pocket business expenses which are reasonably incurred by you in furtherance of the Company’s business, with appropriate documentation and in accordance with the Company’s standard policies.

•	SEVERANCE.

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ACCRUED OBLIGATIONS. If your employment terminates for any reason, you are entitled to your fully earned but unpaid base salary, through the date such termination is effective at the rate then in effect, and all other amounts or benefits to which you are entitled under any compensation, retirement or benefit plan of the Company at the time of your termination of employment in accordance with the terms of such plans, including, without limitation, any accrued but unpaid paid time off and any continuation of benefits required by applicable law (the “Accrued Obligations”).

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NON-CIC SEVERANCE BENEFITS. In addition to your Accrued Obligations, subject to your continued compliance with the Proprietary Information and Inventions Assignment Agreement, as described below, and the effectiveness of your Release, as defined below, if, following the closing of the Transactions, your employment is involuntarily terminated by the Company without Cause (and other than by reason of your death or disability) or you resign for Good Reason (either such termination, a “Qualifying Termination”), and such Qualifying Termination does not occur during the Change in Control Period (as defined below), you shall be entitled to receive, as the sole severance benefits to which you are entitled, the benefits provided below (the “Non-CIC Severance Benefits”):

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An amount equal to 9 months’ base salary (at the rate in effect immediately prior to the date of your termination of employment, or in the case of a material diminution in your base salary which would give rise to Good Reason for your resignation, the base salary in effect prior to such material diminution), which amount will be paid over a period of 9 months following your termination of employment in accordance with the Company’s standard payroll practices, with the first such installment occurring on the first regularly-scheduled payroll date following the date your Release becomes effective (which first installment will include any installments that would have occurred prior to such date but for the fact your Release was not yet effective);

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An amount equal to your Target Bonus for the calendar year in which your termination date occurs, prorated for the portion of the calendar year in which your termination date occurs that has elapsed prior to such termination, plus any unpaid annual bonus for the calendar year prior to the year in which your Qualifying Termination occurs, to the extent you are entitled to such bonus and if such bonus has not already been paid, which amount(s) will be paid in a lump sum on the first regularly- scheduled payroll date following the date your Release becomes effective, but in no event more than 75 days following your termination date;

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For the 9 month period beginning on the date of your termination of employment (or, if earlier, (a) the date on which the applicable continuation period under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) expires, or (b) the date on which you become eligible to receive the equivalent or increased healthcare coverage by means of subsequent employment or self- employment) (such period, the “COBRA Coverage Period”), if you and/or your eligible dependents who were covered under the Company’s health insurance plans as of the date of your termination of employment elect to have COBRA coverage and are eligible for such coverage, the Company shall pay for or reimburse you on a monthly basis for an amount equal to the monthly premium you and/or your covered dependents, as applicable, are required to pay for continuation coverage pursuant to COBRA for you and/or your eligible dependents, as applicable, who were covered under the Company’s health plans as of the date of your termination of employment (calculated by reference to the premium as of the date of your termination of employment) less (ii) the amount you would have had to pay to receive group health coverage for you and/or your covered dependents, as applicable, based on the cost sharing levels in effect on the date of your termination of employment. If any of the Company’s health benefits are self-funded as of the date of your termination of employment, or if the Company cannot provide the foregoing benefits in a manner that is exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or that is otherwise compliant with applicable law (including, without limitation, Section 2716 of the Public Health Service Act), instead of providing the payments or reimbursements as set forth above, the Company shall instead pay to you the foregoing monthly amount as a taxable monthly payment for the COBRA Coverage Period (or any remaining portion thereof). You shall be solely responsible for all matters relating to continuation of coverage pursuant to COBRA, including, without limitation, the election of such coverage and the timely payment of premiums. You shall notify the Company immediately if you become eligible to receive the equivalent or increased healthcare coverage by means of subsequent employment or self-employment; and

•	Notwithstanding anything else set forth herein, in the Company’s equity plan or in any award agreement, such number of the unvested Stock

Awards (as defined below) then held by you will vest on the effective date of your Release as would have vested during the 9-month period following your Qualifying Termination had you remained employed by the Company during such period. The foregoing provisions are hereby deemed to be a part of each Stock Award and to supersede any less favorable provision in any agreement or plan regarding such Stock Award, and shall be in addition to the accelerated vesting of the Founders’ Shares under the Stock Restriction Agreement.

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CIC SEVERANCE BENEFITS. In addition to your Accrued Obligations, subject to your continued compliance with the Proprietary Information and Inventions Assignment Agreement, as described below, and the effectiveness of your Release, if your Qualifying Termination occurs following the closing of the Transactions and during the Change in Control Period, you shall be entitled to receive, as the sole severance benefits to which you are entitled and in lieu of any Non-CIC Severance Benefits, the benefits provided below (the “CIC Severance Benefits”) (and for the avoidance of doubt: (a) in no event will you be entitled to both the Non-CIC Severance Benefits and the CIC Severance Benefits, and (b) if the Company has commenced providing the Non-CIC Severance Benefits to you prior to the date that you become eligible to receive the CIC Severance Benefits, the Non-CIC Severance Benefits previously provided to you shall reduce the CIC Severance Benefits provided below by the amount of such Non-CIC Severance Benefits already provided to you):

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An amount equal to 12 months’ base salary (at the rate in effect immediately prior to the date of your termination of employment, or in the case of a material diminution in your base salary which would give rise to Good Reason for your resignation, the base salary in effect prior to such material diminution), which amount will be paid over a period of 12 months following your termination of employment in accordance with the Company’s standard payroll practices, with the first such installment occurring on the first regularly-scheduled payroll date following the date your Release becomes effective (which first installment will include any installments that would have occurred prior to such date but for the fact your Release was not yet effective);

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An amount equal to your Target Bonus for the calendar year in which your termination date occurs, prorated for the portion of the calendar year in which your termination date occurs that has elapsed prior to such termination, plus any unpaid annual bonus for the calendar year prior to the year in which your Qualifying Termination occurs, to the extent you are entitled to such bonus and if such bonus has not already been paid, which amount(s) will be paid in a lump sum on the first regularly- scheduled payroll date following the date your Release becomes effective, but in no event more than 75 days following your termination date;

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For the 12 month period beginning on the date of your termination of employment (or, if earlier, (a) the date on which the applicable continuation period under COBRA expires, or (b) the date on which you become eligible to receive the equivalent or increased healthcare coverage by means of subsequent employment or self-employment) (such period, the “CIC COBRA Coverage Period”), if you and/or your eligible dependents who were covered under the Company’s health insurance plans as of the date of your termination of employment elect to have COBRA coverage and are eligible for such coverage, the Company shall pay for or reimburse you on a monthly basis for an amount equal to (i) the monthly premium you and/or your covered dependents, as applicable, are required to pay for continuation coverage pursuant to COBRA for you and/or your eligible dependents, as applicable, who were covered under the Company’s health plans as of the date of your termination of employment (calculated by reference to the premium as of the date of your termination of employment) less (ii) the amount you would have had to pay to receive group health coverage for you and/or your covered dependents, as applicable, based on the cost sharing levels in effect on the date of your termination of employment. If any of the Company’s health benefits are self-funded as of the date of your termination of employment, or if the Company cannot provide the foregoing benefits in a manner that is exempt from Section 409A of Code, or that is otherwise compliant with applicable law (including, without limitation, Section 2716 of the Public Health Service Act), instead of providing the payments or reimbursements as set forth above, the Company shall instead pay to you the foregoing monthly amount as a taxable monthly payment for the CIC COBRA Coverage Period (or any remaining portion thereof). You shall be solely responsible for all matters relating to continuation of coverage pursuant to COBRA, including, without limitation, the election of such coverage and the timely payment of premiums. You shall notify the Company immediately if you become eligible to receive the equivalent or increased healthcare coverage by means of subsequent employment or self- employment; and

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Notwithstanding anything else set forth herein, in the Company’s equity plan or in any award agreement, any unvested Stock Awards then held by you will vest on the effective date of your Release. The foregoing provisions are hereby deemed to be a part of each Stock Award and to supersede any less favorable provision in any agreement or plan regarding such Stock Award, and shall be in addition to the accelerated vesting of the Founders’ Shares under the Stock Restriction Agreement.

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As a condition to your receipt of any post-termination payments and benefits pursuant to the preceding paragraphs, you shall execute and not revoke a separation agreement containing a release of all claims in favor of the Company, a post-termination non-competition covenant generally consistent with Section 6.1(a) of the Proprietary Information and Inventions Assignment Agreement, and other customary terms (the “Release”), in a form reasonably acceptable to the Company in order to effectuate a valid general release of claims. In the event the Release does not become effective within the 60-day period following the date of your termination of employment, you will not be entitled to the aforesaid payments and benefits.

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For purposes of this Agreement, “Cause” means any of the following: (a) your commission of an act of fraud, embezzlement or dishonesty, or the commission of some other illegal act by you, that has a demonstrable adverse impact on the

Company or any successor or affiliate thereof; (b) your conviction of, or plea of “guilty” or “no contest” to, a non-vehicular felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (c) any intentional, unauthorized use or disclosure by you of confidential information or trade secrets of the Company or any successor or affiliate thereof; (d) your gross negligence, insubordination or material violation of any duty of loyalty to the Company or any successor or affiliate thereof, or any other demonstrable material misconduct on your part; (e) your ongoing and repeated failure or refusal to perform or neglect of your duties as required by this Agreement or your ongoing and repeated failure or refusal to comply with the reasonable and lawful instructions given to you by the Board, which failure, refusal or neglect continues for 15 days following your receipt of written notice from the Board stating with specificity the nature of such failure, refusal or neglect; provided that it is understood that this clause (e) shall not permit the Company to terminate your employment for Cause solely because of (i) your failure to meet specified performance objectives or achieve a specific result or outcome, or (ii) Company’s dissatisfaction with the quality of services provided by you in the good faith performance of your duties to the Company; or (f) your willful, material breach of any material Company policy or any material provision of this Agreement or the Proprietary Information and Inventions Assignment Agreement. Prior to the determination that “Cause” under clauses (d), (e) or (f) has occurred, the Company shall (i) provide to you in writing, in reasonable detail, the reasons for the determination that such “Cause” exists, (ii) other than with respect to clause (e) above which specifies the applicable period of time for you to remedy your breach, afford you a reasonable opportunity to remedy any such breach, (iii) provide you an opportunity to be heard prior to the final decision to terminate your employment hereunder for such “Cause” and (iv) make any decision that such “Cause” exists in good faith. The foregoing definition shall not in any way preclude or restrict the right of the Company or any successor or affiliate thereof to discharge or dismiss you for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of this Agreement, to constitute grounds for termination for Cause.

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For purposes of this Agreement, “Change in Control” shall mean (a) a merger or consolidation of the Company with or into any other corporation or other entity or person, (b) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets, or (c) any other transaction, including the sale by the Company of new shares of its capital stock or a transfer of existing shares of capital stock of the Company, the result of which is that a third party that is not an affiliate of the Company or its stockholders (or a group of third parties not affiliated with the Company or its stockholders) immediately prior to such transaction acquires or holds capital stock of the Company representing a majority of the Company’s outstanding voting power immediately following such transaction; provided that the following events shall not constitute a “Change in Control”: (i) a transaction (other than a sale of all or substantially all of the Company’s assets) in which the holders of the voting securities of the Company immediately prior to the merger or consolidation hold, directly or indirectly, at least a majority of the voting securities in the successor corporation or its parent immediately after the merger or consolidation; (ii) a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or substantially all of the

Company’s assets to an affiliate of the Company; (iii) an initial public offering of any of the Company’s securities or any other transaction or series of related transactions principally for bona fide equity financing purposes; (iv) a reincorporation of the Company solely to change its jurisdiction; (v) a transaction undertaken for the primary purpose of creating a holding company that will be owned in substantially the same proportion by the persons who held the Company’s securities immediately before such transaction; or (vi) the closing of the Transactions. If a Change in Control would give rise to a payment or settlement event with respect to any payment or benefit that constitutes “nonqualified deferred compensation,” the transaction or event constituting the Change in Control must also constitute a “change in control event” (as defined in Treasury Regulation §1.409A-3(i)(5)) in order to give rise to the payment or settlement event for such payment or benefit, to the extent required by Section 409A.

•	For purposes of this Agreement, “Change in Control Period” means the 24 months following a Change in Control.

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For purposes of this Agreement, “Good Reason” means any of the following without your written consent: (a) a material diminution in your authority, duties or responsibilities, including a requirement that you report to a corporate officer in lieu of the Board; (b) a material diminution in your base compensation (and you and the Company agree that any diminution of 10% or more shall be considered material for this purpose, regardless of whether such diminution occurs due to a single reduction or a series of reductions in your base compensation), unless such a reduction is imposed across-the-board to senior management of the Company; (c) a material change in the geographic location at which you must perform your duties (and you and the Company agree that a relocation of the geographic location at which you must perform your duties to a location that increases your one-way commute from your residence by more than 50 miles as compared to your principal place of employment prior to such relocation shall be considered material for this purpose); or (d) any other action or inaction that constitutes a material breach by the Company or any successor or affiliate of its obligations to you under this Agreement or the Stock Restriction Agreement. You must provide written notice to the Company of the occurrence of any of the foregoing events or conditions without your written consent within 6 months of the occurrence of such event. The Company or any successor or affiliate shall have a period of 30 days to cure such event or condition after receipt of written notice of such event from you. Your termination of employment by reason of resignation from employment with the Company for Good Reason must occur within 30 days following the expiration of the foregoing 30-day cure period.

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For purposes of this Agreement, “Stock Awards” means all stock options, restricted stock and such other awards granted pursuant to the Company’s stock option and equity incentive award plans or agreements and any shares of stock issued upon exercise thereof (other than any shares (the “Founders’ Shares”) the vesting of which is governed by that certain Stock Restriction Agreement dated February 8, 2021, between you and the Company (the “Stock Restriction Agreement”)). For the avoidance of doubt, your Qualifying Termination under this Agreement shall constitute a Qualifying Termination for purposes of the

Stock Restriction Agreement.

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To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. The intent of the parties is that payments and benefits under this Agreement comply with, or be exempt from Section 409A of the Code and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance with such intention. To the extent that any provision in this Agreement is ambiguous as to its compliance with or exemption from Section 409A of the Code, the provision shall be read in such a manner that no payments payable under this Agreement shall be subject to an “additional tax” as defined in Section 409A(a)(1)(B) of the Code. For purposes of Section 409A of the Code, any right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. For purposes of this Agreement, all references to your “termination of employment” shall mean your “separation from service” (as defined in Treasury Regulation Section 1.409A-1(h)) (“Separation from Service”). If you are a “specified employee” (as defined in Section 409A of the Code), as determined by the Company in accordance with Section 409A of the Code, on the date of your Separation from Service, to the extent that the payments or benefits under this Agreement are “non-qualified deferred compensation” subject to Section 409A of the Code and the delayed payment or distribution of all or any portion of such amounts to which you are entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, then such portion deferred pursuant to this paragraph shall be paid or distributed to you in a lump sum on the earlier of (a) the date that is 6 months and one day following your Separation from Service, (b) the date of your death or (c) the earliest date as is permitted under Section 409A of the Code. Any remaining payments due under this Agreement shall be paid as otherwise provided herein.

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To the extent that the payments or benefits under this Agreement are “non- qualified deferred compensation” subject to Section 409A of the Code, if the period during which you may deliver the Release required hereunder spans two calendar years, the payment of your post-termination benefits shall occur (or commence) on the later of (a) January 1 of the second calendar year, or (b) the first regularly-scheduled payroll date following the date your Release becomes effective.

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Any reimbursement of expenses or in-kind benefits payable under this Agreement shall be made in accordance with Treasury Regulation Section 1.409A-3(i)(1)(iv) and shall be paid on or before the last day of your taxable year following the taxable year in which you incurred the expenses. The amount of expenses reimbursed or in-kind benefits payable in one year shall not affect the amount eligible for reimbursement or in-kind benefits payable in any other taxable year of yours, and your right to reimbursement for such amounts shall not be subject to liquidation or exchange for any other benefit.

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COMPANY POLICIES AND PROPRIETARY INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT. As an employee of the Company, you shall be expected to abide by all of the Company’s policies and procedures and the Company’s employee handbook, if any. As a condition of your employment, you agree to execute and abide by the terms of the Company’s form of the Proprietary Information and Inventions Assignment Agreement, which shall survive termination of your employment with the Company and the termination of the Proprietary Information and Inventions Assignment Agreement. You acknowledge that a remedy at law for any breach or threatened breach by you of the provisions of the Proprietary Information and Inventions Assignment Agreement would be inadequate, and you therefore agree that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach. The Company may modify, revoke, suspend or terminate any of the terms, plans, policies and/or procedures described in the employee handbook, if any, or as otherwise communicated to you, in whole or part, at any time, with or without notice.

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EMPLOYMENT TERMS. As a condition to your employment with the Company, you are required to (a) sign and return a satisfactory I-9 Immigration form providing sufficient documentation establishing your employment eligibility in the United States, and (b) provide satisfactory proof of your identity as required by United States law.

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OTHER AGREEMENTS. You represent and agree that your performance of your duties for the Company shall not violate any agreements, obligations or understandings that you may have with any third party or prior employer. Without limiting the foregoing, you represent and agree that you are not bound by any non-compete or non-solicitation agreement or any other type of agreement that would prohibit your employment with the Company. You agree not to make any unauthorized disclosure or use, on behalf of the Company, of any confidential information belonging to any of your former employers. You also represent that you are not in unauthorized possession of any materials containing a third party’s confidential and proprietary information. While employed by the Company, you will not engage in any business activity in competition with the Company nor make preparations to do so. In the event that you wish to undertake a business activity outside the scope of your employment by the Company, which activity you believe entails no conflict with the Company’s activities, you agree to inform the Company of your intentions before the initiation of such outside business activity, and you furthermore agree to abide by the Company’s decision as to whether or not there is no conflict. If, in the Company’s sole determination, a conflict exists or is likely to develop, you agree not to undertake such outside business activity. Notwithstanding the foregoing, the Company expressly acknowledges and agrees to your continued services to Frazier Healthcare Partners and its other portfolio companies, and NSTG, Cajal Neuroscience, Adaptive Biotechnologies, Fate Therapeutics, Silverback Therapeutics, GuideTX, Nanostring Technologies, Recursion Pharmaceuticals, Danaher Corporation, Dragonfly Therapeutics, and Variant Bio, and further acknowledges and agrees that such continued services will not violate the terms of this Agreement.

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AT-WILL EMPLOYMENT. Your employment with the Company will be “at-will” at all times, including after your introductory, probationary period, meaning that either you or the Company will be entitled to terminate your employment at any time and for any reason, with or without cause. Any contrary representations that may have been made to you are superseded by this offer. This Agreement in no way represents a fixed-term employment contract. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and a duly authorized officer of the Company.

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NON-INTERFERENCE. While employed by the Company, and for one (1) year immediately following the date on which you terminate employment or otherwise cease providing services to the Company, you agree not to interfere with the business of the Company by (a) soliciting or attempting to solicit any employee or consultant of the Company to terminate such employee’s or consultant’s employment or service in order to become an employee, consultant or independent contractor to or for any other person or entity or (b) soliciting or attempting to solicit any vendor, supplier, customer or other person or entity either directly or indirectly, to direct his, her or its purchase of the Company’s products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company. The foregoing restrictions shall not apply with respect to the bona fide hiring and firing of Company personnel to the extent such acts are part of your duties for Company. Your duties under this paragraph shall survive termination of your employment with the Company and the termination of this Agreement.

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REASONABLENESS OF TERMS. You agree that the terms contained in the “Other Agreements” and “Non-Interference” paragraphs above are reasonable in all respects and that the restrictions contained therein are designed to protect the Company against unfair competition. In the event a court determines that any of the terms or provisions of this Agreement are unreasonable, the court may limit the application of any provision or term, or modify any provision or term, and proceed to enforce this Agreement as so limited or modified.

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GOVERNING LAW; JURISDICTION AND VENUE. This Agreement, for all purposes, shall be construed in accordance with the laws of the State of Washington without regard to conflicts-of-law principles. Any action or proceeding by either party to enforce this Agreement shall be brought only in any state or federal court located in King County, Washington. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

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SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

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SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by you and the Company, and their respective successors, assigns, heirs, executors and administrators, except that you may not assign any of your duties hereunder and you may not assign any of your rights hereunder, without the written consent of the Company, which shall not be withheld unreasonably.

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ENTIRE AGREEMENT. This Agreement and the Proprietary Information and Inventions Assignment Agreement constitute the complete, final and exclusive embodiment of the entire agreement between you and the Company with respect to the terms and conditions of your employment specified herein and therein. This Agreement may not be amended or modified except by a written instrument signed by you and a duly authorized officer of the Company.

If you choose to accept this Agreement under the terms described above, please acknowledge your acceptance of our offer by returning a signed copy of this letter and the Proprietary Information and Inventions Assignment Agreement to our attention.

Sincerely,

HilleVax, Inc.

/s/ David Socks
Name:	David Socks
Title:	Chief Financial Officer and Chief Business Officer

Agreed and Accepted:

I have read and understood this Agreement and hereby acknowledge, accept and agree to the terms as set forth above and further acknowledge and agree that no other commitments were made to me as part of my employment offer except as specifically set forth herein.

/s/ Robert Hershberg	Date:	February 8, 2021
Robert Hershberg

Attachments: Proprietary Information and Inventions Assignment Agreement